UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 23, 2023

Date of Report

(Date of Earliest Event Reported)

WSFS Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35638	22-2866913
(State or Other Jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Ave,

Wilmington, Delaware, 19801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (302) 792-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 23, 2023, the Board of Directors (the “Board”) of WSFS Financial Corporation (the “Corporation”) approved amendments to the Corporation’s Amended and Restated Bylaws (as amended, the “Bylaws”). The amendments (a) clarify certain provisions related to logistics and conduct for meetings of its stockholders and the Board, (b) reflect the requirements of the United States Securities and Exchange Commission (the “SEC”) related to universal proxies, and (c) make certain other administrative changes. The significant changes to the Bylaws are described below.

Special Meetings of Stockholders

The Board approved the ability of stockholders of the Corporation to demand a special meeting of stockholders in accordance with Section 2 of the Bylaws, in addition to the Board’s right to call such a meeting. This provision provides that stockholders holding at least 25% of the voting power of the outstanding shares of the Corporation may demand a special meeting. This provision requires such stockholder to deliver a request to the Secretary that contains (i) a brief description of each matter to be brought before the special meeting, (ii) reasons for conducting the business at the special meeting and (iii) information required with respect to recommendations of director nominees and stockholder proposals, as applicable. Finally, the provision also contains certain limitations on such stockholders’ ability to call a special meeting.

Proxies

The Board also approved changes related to the SEC’s new rules requiring the use of a universal proxy card in contested elections in Article VI of the Bylaws. These changes require stockholders of the Corporation to provide notice of intention to solicit proxies in support of director nominees in accordance with Rule 14a-19 of the Securities Exchange Act of 1932, as amended (the “Exchange Act”) and deliver a proxy statement to the percentage of capital stock required to elect the nominee. The Corporation may also require the stockholder to furnish supplemental information reasonably requested by the Corporation and reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) of the Exchange Act. Finally, proxies may be authorized by electronic transmission.

Other Administrative Changes

The Board approved other administrative changes to the Bylaws, including, but not limited to, provisions allowing any meeting of the Corporation’s stockholders to be held solely by means of remote communication and notices thereof to be delivered by electronic transmission. The Board also approved a clarifying provision that notice of a nomination for election to the Board by a stockholder must be delivered not less than 90 days nor more than 120 days prior to the one-year anniversary date of the date of the immediately preceding annual meeting of stockholders (provided that in the event the date of the annual meeting is more than 30 days before or 90 days after such anniversary date or a special meeting called for the purpose of electing directors, notice by the stockholder must be received no later than the tenth day following the day on which public announcement of the date of the meeting is first made by the Corporation), as well as provision providing a right for directors and officers of the Corporation to indemnification and advancement of expenses in accordance with Delaware General Corporation Law and Article Ninth of the Amended and Restated Certificate of Incorporation of the Corporation, as amended through April 30, 2019.

The foregoing summary is not, nor is it intended to be, a complete or comprehensive summary of all of the changes to the Corporation’s Amended and Restated Bylaws, and it is qualified in its entirety by the full text of the Bylaws, a copy of which is being filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of WSFS Financial Corporation, as amended and restated as of February 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: February 28, 2023	By:	/s/ Dominic C. Canuso
Dominic C. Canuso
Executive Vice President and Chief Financial Officer